Exhibit 10.2

BUILDERS FIRSTSOURCE, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

_______________________________

(“Grantee”)

by Builders FirstSource, Inc. (the “Company”) of

restricted stock units (the “Units”) convertible, on a one-for-one basis, into shares of its common stock, par value $0.01 per share.

The Units are granted pursuant to and subject to the provisions of the Builders FirstSource, Inc. 2014 Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Certificate (the “Certificate”), including without limitation the Terms and Conditions beginning on page 4 hereof. By accepting the Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. Unless vesting is accelerated as provided in Section 1 hereof or otherwise in the discretion of the Committee, the Units will vest in accordance with Sections A, B, and C below, provided that the Grantee remains in Continuous Service with the Company or its Parent or any of their subsidiaries on each applicable vesting date.

A. _________Units (the “Time-Vested Units”) shall vest (become non-forfeitable) in accordance with the following schedule:

Vesting Date	Percent of Time- Vested Units Vested

B. _________Units shall vest (become non-forfeitable) on ____________ if the Company Compound Annual Growth Rate (as defined below) exceeds the Industry Weighted Average Compound Annual Growth Rate (as defined below). The calculation may be adjusted for changes in commodity prices, facility consolidations, closing or opening of facilities, acquisitions or divestitures, or any other factors or situations deemed appropriate by the Company’s management and approved by the Committee. If the target set in this Section B is not met as of the vesting date, the Units subject to Section B will be forfeited and will not be subject to any future vesting.

“Company Compound Annual Growth Rate” means the Compound Annual Growth Rate for the Company’s total sales.

“Industry Weighted Average Compound Annual Growth Rate” means the sum of (i) __________ of the Compound Annual Growth Rate for single family housing starts in the United States, plus (ii) ___________ of the Compound Annual Growth Rate for repair and remodeling sales in the United States, plus (iii) ___________ of the Compound Annual Growth Rate for multi-family housing starts in the United States. United States single family housing starts, repair and remodeling sales, and multi-family housing starts will be the number published by the U.S. Census Bureau (including estimates) that most closely approximates the criteria for the relevant period as determined by the Company’s management and approved by the Committee. If the U.S. Census Bureau does not publish a number that reasonably approximates the criteria, the Company’s management, with the approval of the Committee, will substitute another publicly available measure that does appropriately approximate the criteria.

“Compound Annual Growth Rate” means (i) total sales or starts (as applicable) for _____ divided by total sales or starts (as applicable) for ______, (ii) to the one-third (1/3) power, (iii) minus one (1).

C. _________Units shall vest (become non-forfeitable) on _____________ if the Total Shareholder Return (as defined below) for the Company for the period from __________ through ___________ exceeds the median Total Shareholder Return of the Company’s Peer Group (as defined below) for the same period. If target set in this Section C is not met as of the vesting date, the Units subject to Section C will be forfeited and will not be subject to any future vesting.

“Total Shareholder Return” means (i) (a) the closing price of the applicable entity’s common stock or other common equity on __________, minus (b) the closing price of the applicable entity’s common stock or other common equity on __________, plus (c) the sum of all dividends and other distributions paid on such entity’s common stock or other common equity during the period from __________ through ___________, on a per share basis, divided by (ii) the closing price of the applicable entity’s common stock or other common equity on ___________.

“Peer Group” means the companies selected by the Committee to serve as the benchmark for establishing executive compensation for _______, as may be adjusted. The Compensation Committee may modify the Peer Group during the vesting period in accordance with its regular practices and to take account of material changes to members of the Peer Group during the measurement period.

The Committee shall have the sole authority to determine whether the targets set forth above have been met, and their determination shall be final.

In no case will the vesting period for the Units be deemed to begin prior to ___________.

IN WITNESS WHEREOF, Builders FirstSource, Inc., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

BUILDERS FIRSTSOURCE, INC.	Grant Date:

By:

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TERMS AND CONDITIONS

1. Vesting of Units. The Units shall vest (become non-forfeitable) in accordance with the vesting schedule shown on the cover page of this Certificate. Notwithstanding the vesting schedule, the Units shall become fully vested and exercisable upon (i) the termination of Grantee’s Continuous Service with the Company or its Parent or any of their subsidiaries due to death or Disability, (ii) a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, or (iii) if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, the termination of Grantee’s employment without Cause or Grantee resigns for Good Reason after the effective date of the Change in Control.

Unless vesting is accelerated as set forth above or otherwise under the Plan, if Grantee’s Continuous Service with the Company or its Parent or any of their subsidiaries ceases prior to the vesting date, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

Notwithstanding the other provisions of this Section 1, (i) if the Grantee should elect to retire prior to full vesting of the Units granted hereunder, then, upon approval of the Committee, the Units described in Paragraphs B and C hereof shall vest on ___________, provided that the vesting conditions set forth in Paragraphs B and C, as applicable, have been met and (ii) the Committee may accelerate the vesting of the Units granted hereunder in such other circumstances as it may determine.

2. Conversion to Stock. Unless the Units are forfeited prior to the vesting date as provided in Section 1 above, the Units will be converted to actual shares of Stock on the vesting date. The Company shall issue the Shares in the name of the Grantee in either certificated or book entry form, as selected by the Company. Notwithstanding the foregoing, the Company shall have no obligation to issue Shares in payment of the Units until such issuance and payment shall comply with all relevant provisions of law and the requirements of any Exchange upon which the Company’s Shares are then listed. Notwithstanding the foregoing, the Committee may, in its sole discretion, direct the Company to pay the Grantee the cash value of vesting shares upon vesting in lieu of the issuance of shares.

3. Dividend Equivalents. No adjustment to the Units will be made for any dividend that is paid.

4. Changes in Capital Structure. If the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Certificate the number and class of shares of stock or securities into which each outstanding share of Stock shall be so exchanged.

5. Restrictions on Transfer. No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or its Parent or any of their subsidiaries, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or its Parent or any of their subsidiaries. Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution; but the Committee may permit other transfers.

6. Limitation of Rights. The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

7. Payment of Taxes. Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, by the Company withholding from the Units upon settlement a number of shares of Stock having a Fair Market Value on the date of withholding, equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate. This Certificate shall be governed by and construed in accordance with the Plan.

10. Compensation Recoupment Policy. This Award is subject to any compensation recoupment policy applicable by its terms to Grantee that the Company may adopt from time to time to comply with any applicable law, rule or regulation of any governmental authority or to comply with the rules and regulations of any stock exchange upon which the Company’s securities are registered.

11. Notice. Notices hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, TX 75201; Attn: General Counsel, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

12. Entire Agreement. This Certificate, including, without limitation, the terms and conditions set forth herein, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

13. Confidentiality. By accepting this Certificate and the related award, Grantee agrees to keep confidential and not to disclose to any person or entity information concerning the terms of this Certificate, the number of Units or Shares covered by this Certificate or any transactions between the Grantee and the Company pursuant to this Certificate, except as required by applicable law.

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